UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________

FORM 8-K

____________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 27, 2022

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SILK ROAD MEDICAL, INC.

(Exact name of Registrant as specified in its charter)

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Delaware	001-38847	20-8777622
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1213 Innsbruck Drive

Sunnyvale, California 94089

(Address of principal executive office) (Zip Code)

(408) 720-9002

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	SILK	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2) of this chapter

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 27, 2022, Silk Road Medical, Inc., a Delaware corporation (the “Company”), entered into a loan and security agreement (the “Loan Agreement”) among Oxford Finance LLC, as collateral agent (“Agent”), the lenders from time to time party thereto and the Company. The Loan Agreement provides for a $225.0 million loan facility, comprised of a $25.0 million secured revolving credit facility and a $200.0 million secured term loan facility. The term loans are available in three tranches. The Company borrowed the first $75.0 million tranche of term loans at closing. A second tranche of $75.0 million of term loans is available through December 31, 2024. A third tranche of $50.0 million would be available through December 31, 2024 so long as, at the time of draw, the Company has consolidated trailing 12-month revenues equal to at least 90% of the sum of the outstanding term loans plus the amount of any requested third tranche term loans. The proceeds of the loans may be used by the Company for working capital and general corporate purposes. As of May 27, 2022, there were no revolving loans outstanding and $75.0 million in term loans outstanding under the Loan Agreement.

Upon request of the Company, the revolving credit facility will be increased from $25.0 million to $50.0 million. The revolving loans are available subject to a borrowing base equal to 85% of eligible receivables plus 50% of eligible inventory, up to the lesser of 40% of the borrowing base or $10.0 million in the case of eligible inventory. The revolving facility will be available to the Company upon the Agent completing its initial collateral audit.

The revolving loans and the term loans mature on May 1, 2027. The principal amount of outstanding revolving loans, together with accrued and unpaid interest, is due on the maturity date. The term loans begin to amortize in equal monthly installments beginning on July 1, 2026. However, if the Company achieves specified consolidated trailing twelve-month revenues, the Company may exercise its option to extend the first amortization date for the term loans to July 1, 2027. Such election may be made no earlier than June 30, 2023 and no later than thirty (30) days prior to July 1, 2026. If the Company exercises this option, then the maturity date for both the revolving loans and the term loans will be May 1, 2028.

The revolving loans accrue interest at the greater of 1-month SOFR and 0.85% (the “Index Rate”), plus a margin of 3.00%. The term loans accrue interest at the Index Rate plus a margin of 5.00%. The Index Rate is capped at 2.50% for purposes of the Loan Agreement. Interest on both revolving loans and term loans is payable monthly in arrears. The Company may borrow, prepay and reborrow revolving loans, without premium or penalty. The term loans once repaid or prepaid may not be reborrowed. Term loans may be prepaid in full, or in part in increments of $10.0 million. The Company is required to pay a prepayment fee of 3.0% for prepayments of term loans made in the first year after closing, 2.0% for prepayments of term loans made in the second year after closing, 1.0% for prepayments of term loans made in the third year after closing and no prepayment fees thereafter. Upon the earlier of prepayment or maturity of the term loans, the Company is required to pay a fee of 5.0% of the aggregate original principal amount of the funded term loans, which fee increases to 6.75% if the Company exercises its option to extend the amortization date and maturity date. The Company is also obligated to pay other customary fees for a loan facility of this size and type.

The Company’s obligations under the Loan Agreement are secured by substantially all of the Company’s assets, and will be guaranteed by its future subsidiaries, subject to certain exceptions in the case of foreign subsidiaries. As of the closing date, there were no guarantors.

The Loan Agreement requires the Company to maintain consolidated trailing 12-month revenues of at least 75% of the outstanding principal amount of the Term Loans, measured as of the last day of each fiscal quarter; or if the revenue target is not achieved, the Company must have maintained unrestricted cash and cash equivalents (net of outstanding revolving loans) subject to control agreements in favor of Agent equal to at least 50% of the outstanding principal amount of the term loans. Additionally, the Loan Agreement contains customary affirmative and negative covenants, including covenants limiting the ability of the Company and its subsidiaries to, among other things, dispose of assets, effect certain mergers, incur debt, grant liens, pay dividends and distributions on their capital stock, make investments and acquisitions, and enter into transactions with affiliates, in each case subject to customary exceptions for a loan facility of this size and type.

The events of default under the Loan Agreement include, among others, payment defaults, material misrepresentations, breaches of covenants, cross defaults with certain other material indebtedness, bankruptcy and insolvency events, and judgment defaults. The occurrence of an event of default could result in the acceleration of the Company’s obligations under the Loan Agreement, the termination of the lender’s commitments, a 5% increase in the applicable rate of interest and the exercise by the lender of other rights and remedies provided for under the Loan Agreement.

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Loan Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On May 27, 2022, in connection with the Company’s entry into the Loan Agreement discussed in Item 1.01 of this Current Report on Form 8-K, the Company terminated its Loan and Security Agreement, dated as of October 29, 2020 (as amended, restated, modified or otherwise supplemented from time to time, the “Terminated Loan Agreement”), by and between the Company and Stifel Bank. As of May 27, 2022, there was $49.0 million in term loans and no revolving loans outstanding under the Terminated Loan Agreement.

The terms and conditions of the Terminated Loan Agreement were disclosed in the Company’s 8-K filed on October 29, 2020, which disclosures are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information related to the Loan Agreement set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1†	Loan and Security Agreement, dated as of May 27, 2022, among Oxford Finance LLC, as collateral agent, the lenders from time to time party thereto and Silk Road Medical, Inc.

† Portions of this exhibit have been omitted pursuant to Rule 601(b)(10) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SILK ROAD MEDICAL, INC.

Date: May 31, 2022	By:	/s/ Lucas W. Buchanan
Lucas W. Buchanan
Chief Financial Officer and Chief Operating Officer